UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2010

CHINA XD PLASTICS COMPANY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	001-34546	04-3836208
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

No. 9 Dalian North Road, Haping Road Centralized Industrial Park,
Harbin Development Zone, Heilongjiang Province, PRC 150060
(Address of principal executive offices)

Registrant's telephone number, including area code: (86) 451-8434-6600

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On December 1, 2010, China XD Plastics Company Limited (the “Company”) held its annual meeting of stockholders (“Annual Meeting”) to vote on the following matters:

1.  Election of Directors

All of the following seven nominees were elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the next Annual Meeting and until their successors have been duly elected and have qualified.

	Votes
Directors	For	Against	Broker Non-Votes
Jie Han	34,360,763	10,504	3,606,157
Taylor Zhang	34,360,763	10,504	3,606,157
Qingwei Ma	34,360,763	10,504	3,606,157
Lawrence W. Leighton	33,469,760	901,507	3,606,157
Robert Brisotti	33,470,060	901,207	3,606,157
Linyuan Zhai	33,484,037	887,230	3,606,157
Yong Jin	34,360,763	10,504	3,606,157

2.  Ratification of the Company’s Independent Auditors

The stockholders of the Company ratified the appointment of Moore Stephens Hong Kong as independent auditors to audit the financial statements of the Company for the fiscal year ending December 31, 2010, in accordance with the voting results listed below.

Votes

For	Against	Abstain
37,729,619	247,720	85

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China XD Plastics Company Limited

Date: December 4, 2010	By:	/s/ Jie Han
Name: Jie Han
Title: Chief Executive Officer